EXHIBIT 10.2

Form of Gary Pickett Employment Agreement

EMPLOYMENT AGREEMENT

This Employment Agreement (“Agreement”), effective as of the 25th day of September 2018 (“Effective Date”), is entered into by and between Medite Cancer Diagnostics, Inc., a Delaware corporation (the “Company”), and Gary Pickett (the “Employee”).

WITNESSETH:

WHEREAS, the Company is a corporation existing and authorized to do business in the state of Florida; and

WHEREAS, the Company is desirous of securing Employee’s services and Employee is willing to provide such services under the terms and conditions set forth in this Agreement.

NOW, THEREFORE, for and in consideration of the mutual covenants contained herein, the sufficiency of which is hereby acknowledged, Company and Employee (each, a “Party,” and collectively, the “Parties”) agree as follows:

1) EMPLOYMENT OF EMPLOYEE: The Company hereby agrees to employ the Employee, and the Employee hereby agrees to accept said employment pursuant to the terms and conditions of this Agreement.

2) DUTIES: The Employee shall render, as a full-time employee, professional services as Chief Financial Officer, reporting to the Company’s Chief Executive Officer and shall perform such additional duties as may be assigned to the Employee. The Employee agrees to devote all his time and efforts to the performance of his duties hereunder, except for customary vacations and reasonable absences due to illness, or other incapacity, as set forth herein, and to perform all his duties to the best of his professional ability and to comply with the policies, standards, and regulations of the Company as are from time to time established by executive management.

3) TERM: The initial term of employment under this Agreement shall commence on the Effective Date and shall continue until August 31, 2020 or until terminated as hereinafter provided (the “Term”). The Term shall be automatically extended for an additional one-year period unless the Company provides the Employee with notice of its intention not to renew this Agreement.

4) COMPENSATION: For all services rendered to the Company, the Employee agrees to accept as total compensation the following, payable where appropriate in accordance with the Company’s standard payroll procedures, established and approved by the Company Board of Directors, as amended:

a.
An initial base salary of $90,000 per year (the “Base Compensation”).

b.
An increase of Base Compensation to $120,000 on January 1, 2019.

c.
A signing bonus equal to 24 days of salary at the amount stated in 4) a. above.

d.
Starting January 1, 2019 and for the Term of this Agreement the Employee will be eligible to receive an annual bonus (the “Annual Bonus”), amount to be determined by the Compensation Committee, based on such criteria as determined in the reasonable discretion of the Board of the Directors. For purposes of payment timing, the Annual Bonus will be divided into two sets of milestones, with one set of milestones paid as they are achieved during the year, and the other set payable between January 1 and March 15 in the year immediately following the year in which the Annual Bonus, if any, is earned. Executive must be employed by the Company on the date on which the Annual Bonus is paid in order to receive the Annual Bonus for that year. The Board of Directors will have the sole discretion to establish any applicable bonus criteria, to determine whether and to what extent the criteria have been met, to determine whether to pay an Annual Bonus, and to determine the amount of the Annual Bonus.

e.
Subject to formal approval by the Board of Directors, a grant of options, amount to be determined within 30 days of the date of this Agreement, of the Company stock (trading symbol: MDIT) with an exercise price of the share price of close of business the day of options grant, with a vesting structure as follows:

- 1/3 of the total options will vest at each anniversary date of this Agreement for the next 3 years.

Upon the occurrence of a Change-in-Control Event as defined in 10.f. any remaining unvested options (if any) will become vested. The option plan describing the terms and conditions of the grant of these options will be approved and adopted by the Board no later than September 30, 2018.

5) VACATION/SICK: The Employee shall be entitled to a vacation with full pay of three (3) weeks during each 12-month period of Employee’s employment hereunder, or proration thereof. The scheduling of any vacation shall be coordinated with the Company so that the needs of the Company are met to the extent reasonably possible. The Employee shall be granted sick time in accordance with Company policy, as outlined in the Company’s Employee Handbook, as amended.

6) REIMBURSEMENT OF BUSINESS EXPENSES: The Company agrees to pay, either directly or indirectly, for all the Employee’s approved entertainment, travel and miscellaneous business expenses incurred by him during the course of his employment, which expenses are pre-approved in writing by the Company. Employee shall be entitled, on pre-approved business-related travel, coach airline tickets on domestic travel and international travel, and a full-size rental automobile. As a prerequisite to any payment or reimbursement by the Company for business expenses, the Employee shall submit receipts of all such expenses to the Company, and the Company’s obligation to effect payment or reimbursement of such expenses shall be only to the extent of such receipts.

7) ADDITIONAL BENEFITS: At present the Company does not offer any plans for medical, life, disability or dental insurance. If the Company should adopt such plans in the future, it will be determined then which employees will be eligible for those plans.

8) PROPERTY DEFINED: The Employee understands and agrees that Company Intellectual Property, files, customer files, correspondence, e-mails, memos, legal files, research files, engineering files, development materials, notes, analyses, compilations, studies, interpretations and other documents (regardless of form or medium) and information, form files, forms, examples, test data, samples, and all briefs and memoranda, and other work product, related in any way to the Company, its customers, products, plans, designs, concepts, ideas, research, development, know-how, costs, prices, finances, marketing plans, business opportunities or personnel are the sole and exclusive property of the Company (collectively “Company Property”), and the same shall remain in the possession of the Company and shall constitute the property of the Company, irrespective of who prepared the same.

The Employee shall not remove, photocopy, photograph or in any other manner duplicate, translate, compile, summarize, transmit, convey or remove said Company Property. For purposes of this Agreement, “Intellectual Property” means all intellectual property rights, both domestic and foreign, including any and all tangible and intangible trade secret rights, patents rights (including registrations, applications, renewals, extensions, continuations, divisions, reexaminations and reissues, including their domestic and foreign counterparts), processes, know-how, prototypes, specifications, drawings, designs, tools, industrial property rights, shop rights, inventions, improvements, developments or discoveries, whether conceived or made by Employee or not, in whole or in part, and whether patentable (or registrable) or not.

9) DISPOSITION OF PROPERTY DURING AND AFTER EMPLOYMENT: The Employee agrees and understands that all Confidential Information (as defined below) and Company Property are and shall remain, during and after the Term, the sole and exclusive property of the Company, and the Employee shall have no right, title or interest in or to the same.

10) TERMINATION OF EMPLOYMENT: The employment of the Employee may be terminated as follows:

a. By the death of the Employee, in which case the Company shall pay the Employee’s estate all compensation due the Employee, prorated through the date of termination.

b. By the Employee, at any time upon at least ninety (90) days prior written notice to the Company, in which case the Company shall be obligated to pay the Employee all compensation due him, prorated to the date of termination.

c. By the Company, without cause, at any time upon at least thirty (30) days prior written notice to the Employee, and the Company shall be obligated to pay the Employee compensation currently in effect including all Sales Commissions (if any), accrued or prorated, and approved expenses, up to the date of termination. Furthermore, the Company shall pay the Employee the sum of six months’ salary or the remainder of the salary and benefits in effect in this Agreement at the time of termination, whichever is greater, payable bi-weekly or as otherwise mutually agreed in writing. Employee shall not have to account for other compensation from other sources or otherwise mitigate his damages due to termination pursuant to this subparagraph.

d. If the Company fails to meet its obligations to the Employee on a timely basis (which failure remains uncured thirty (30) days after Company’s actual receipt of Employee’s written notice thereof), or if there is a change in the control of the Company, the Employee may elect to terminate this Agreement.

e. By the Company, if during the Term the Employee (i) violates the provisions of Paragraph 12 or Paragraph 13 hereof, (ii) is found guilty in a court of law of any crime of moral turpitude, or (iii) breaches this Agreement and such breach remains uncured ten (10) days after Employee’s receipt of Company’s written notice of Employee’s breach or threatened breach.

f. By the Employee, if during the Term there occurs a Change-in-Control Event at the Company; provided, however, that the Employee provides the Company with at least sixty (60) days’ advanced written notice of his intention to exercise the termination rights under this subsection (f). No later than forty-five (45) days after a termination by the Employee under this subsection (f), the Company shall pay the Employee the sum of six months’ salary or the remainder of the salary and benefits in effect in this Agreement at the time of termination, whichever is greater. For purposes hereunder, a “Change-in-Control Event” means the occurrence of a third party acquiring all or substantially all the assets of the Company or acquiring such number of shares of Company common stock or acquiring such other means and rights, so as to control the direction or affairs of the Company or the replacement of management, regardless of whether such control or replacement is actually exercised.

11) NON-COMPETITION AND PRESERVATION OF NON-TRADE SECRET PROTECTIVE BUSINESS INTERESTS: During and upon expiration or termination of this Agreement, and for twelve (12) months thereafter, irrespective of the time, manner, or method of such expiration or termination, the Employee shall not, without the express written consent of the Company, directly or indirectly, consult with, render services to, or otherwise participate or attempt to participate in any manner in a business, which competes with the Company or its Affiliates, within the geographic areas where the Company or its Affiliates, or the Employee, conducted business any time during the twenty-four (24) month period directly preceding any expiration or termination of this Agreement, and Employee:

a. Shall not use or disclose (or permit any third party to use or disclose) any Confidential Information to any person or entity without the written authorization of the Company. “Confidential Information” includes, but is not limited to, information concerning the Company’s (or its Affiliates’) customers, products, designs, engineering and manufacturing methods, pricing information and methods, training and operational procedures, advertising, marketing, and sales information, financial information, and other data, concepts, strategies, methods, procedures or other confidential information, which is not a “trade secret,” as defined by Florida Statute §688.002 (2018), as amended;

b. Shall not solicit, directly or indirectly, any existing or potential client or customer with whom the Company has or may have a business relationship. A potential client or customer is defined as any person or entity that the Company or Employee actively solicited, or engaged in business activity, during the twenty-four (24) month period directly preceding the expiration or termination of this Agreement;

c. Shall not hire, recruit or attempt to recruit, or assist others to hire, recruit or attempt to recruit, any person employed by the Company at the time of the expiration or termination of this Agreement for any person or business entity, which competes or plans to compete with the Company;

d. Shall not adversely affect the Company’s customer goodwill associated with (1) an ongoing business by way of trade name, trademark, service mark, trade dress and the like, (2) a specific geographical location or (3) a specific marketing or trade area;

e. This Non-Competition and Protection of Non-Trade Secret Protectable Business Interest Business Interest provision is expressly intended to benefit the Company and its Affiliates, their respective successors and assigns (the “Third Party Beneficiaries”), and the Company and the Third-Party Beneficiaries are expressly authorized to enforce this provision; and

f. Employee agrees that the precise value of the covenants in this Section 12 (and Section 13) are so difficult to evaluate that no accurate measure of liquidated damages could possibly be established and that, in the event of a breach or threatened breach, the Company is entitled to temporary and permanent injunctive relief restraining Employee from such breach or threatened breach. If any covenants made in this Section shall be more restrictive than permitted by applicable law, it shall be limited to the extent which is so permitted.

12) PRESERVATION OF TRADE SECRETS: During the Term, and upon the expiration or termination of this Agreement, the Employee shall not, directly or indirectly, use or disclose any “trade secret” (as that term is defined by Florida Statute §688.002 (2010), as amended) of the Company or its Affiliates, or allow any such trade secret to be disclosed to or used by any person or entity, for any reason or purpose whatsoever, except as expressly authorized, in writing, by Medite’s Chief Executive Officer.

This Non-Disclosure of Trade Secrets provision is expressly intended to benefit the Company and the Third-Party Beneficiaries, and the Company and the Third-Party Beneficiaries are expressly authorized to enforce this provision.

13) NOTICES: Any notice required or permitted to be given pursuant to the provisions of this shall be sufficient if in writing, and if personally delivered to the Party to be notified or, if sent by registered or certified mail, to said Party at the following addresses:

If to the Company:

Medite Cancer Diagnostics, Inc.
1100 S. Rio Grande, Unit C
Orlando, FL 32805

If to the Employee:

Name: Gary Pickett
Address: 4609 Capri Lane
City, St. Zip: Melbourne, FL 32935

14) UNREASONABLE COMPENSATION: It is agreed that in the event all or any part of the compensation paid to the Employee hereunder shall be disallowed by the Internal Revenue Service as a deduction by the Company under Section 162 of the Internal Revenue Code of 1986, as amended, (or shall be disallowed as a deduction for state or local income purposes) and interest or other tax “costs” to the Company, as the case may be, attributable to said disallowance shall be determined and shall be a debt payable on demand by the Employee to the Company, which the Company may recover as a setoff against future compensation.

15) BYLAWS; MISCELLANEOUS: This Agreement is made subject to and with reference to the Bylaws of the Company, which are incorporated herein by reference, and which the Employee accepts as binding upon him.

16) SEVERABILITY: In the event any portion of this Agreement is held to be invalid or unenforceable, the invalid or unenforceable portion or provision shall not affect any other provision hereof and this Agreement shall be construed and enforced as if the invalid provision had not been included.

17) BINDING EFFECT: This Agreement shall inure to the benefit of and shall be binding upon the Company and upon any person, firm or corporation with which the Company may be merged or consolidated or which may acquire all or substantially all the Company’s assets through sale, lease, liquidation or otherwise. The rights and benefits of Employee are personal to him and no such rights or benefits shall be subject to assignment or transfer by Employee.

18) GOVERNING LAW: The laws of the State of Florida, without regard to their choice of law principles, govern all matters arising from or related to this Agreement.

19) ENTIRE AGREEMENT: This Agreement constitutes the entire agreement between the Parties and supersedes and replaces any prior written or verbal agreements, explicit or implied, regarding the subject matter hereof, and there are no other agreements between the Parties pertaining to such subject matter, except as expressly set forth herein.

20) AMENDMENT AND MODIFICATION: All terms, conditions and provisions of this Agreement shall remain in full force and effect unless modified, changed, altered or amended, in writing, executed by authorized representatives of both Parties.

SIGNATURE PAGE

IN WITNESS WHEREOF, the Parties hereto have set their hands and seals effective on this day and year first above written.

EMPLOYEE:

/s/Gary Pickett

COMPANY: Medite Cancer Diagnostics, Inc.

/s/ Stephen Von Rump
Stephen Von Rump, CEO